                                                                   EXHIBIT 4.42




                              OPERATING AGREEMENT
                                      FOR
                         CHEESEBURGER IN PARADISE, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                               TABLE OF CONTENTS


ARTICLE I           DEFINITIONS..........................................................................1
         (a)        "Act"................................................................................1
         (b)        "Affiliate"..........................................................................1
         (c)        "Agreement"..........................................................................1
         (d)        "Annual Business Plan"...............................................................1
         (e)        "Appraisal Period"...................................................................1
         (f)        "Assignee"...........................................................................1
         (g)        "Bankruptcy".........................................................................2
         (h)        "CHC"................................................................................2
         (i)        "Capital Account"....................................................................2
         (j)        "Capital Contribution"...............................................................2
         (k)        "Certificate"........................................................................2
         (l)        "Code"...............................................................................2
         (m)        "Committee Member"...................................................................2
         (n)        "Company.............................................................................2
         (o)        "Company Minimum Gain"...............................................................2
         (p)        "Depreciation".......................................................................2
         (q)        "Distributable Cash".................................................................2
         (r)        "Economic Interest"..................................................................3
         (s)        "Fiscal Year"........................................................................3
         (t)        "Gross Asset Value"..................................................................3
         (u)        "MHI"................................................................................3
         (v)        "MHI Principals".....................................................................3
         (w)        "Majority Interest"..................................................................3
         (x)        "Management Committee"...............................................................3
         (y)        "Member".............................................................................3
         (z)        "Member Nonrecourse Debt"............................................................4
         (aa)       "Member Nonrecourse Deductions"......................................................4
         (bb)       "Member Parent"......................................................................4
         (cc)       "Membership Interest"................................................................4
         (dd)       "Net Profits" and "Net Losses".......................................................4
         (ee)       "Nonrecourse Liability"..............................................................4
         (ff)       "Outback"............................................................................4
         (gg)       "Percentage Interest"................................................................4
         (hh)       "Person".............................................................................5
         (ii)       "Proprietary Marks"..................................................................5
         (jj)       "Regulations"........................................................................5
         (kk)       "Restaurant(s)"......................................................................5
         (ll)       "Subsidiary Entity"..................................................................5
         (mm)       "Sublicense Agreement"...............................................................5
         (nn)       "System".............................................................................5
         (oo)       "Tax Matters Partner"................................................................5

ARTICLE II          ORGANIZATIONAL MATTERS...............................................................5
         2.1        Formation............................................................................5

                               TABLE OF CONTENTS
                                  (CONTINUED)


         2.2        Name.................................................................................5
         2.3        Term.................................................................................6
         2.4        Office and Agent.....................................................................6
         2.5        Addresses of the Members and the Management Committee................................6
         2.6        Purpose and Business of the Company..................................................6


ARTICLE III         CAPITAL CONTRIBUTIONS................................................................6
         3.1        Nature and Amount of Contributions...................................................6
         3.2        Time for Making Contributions........................................................6
         3.3        Interest on Capital Contributions....................................................6
         3.4        No Additional Capital Contributions..................................................7
         3.5        Real Estate..........................................................................7
         3.6        Capital Accounts.....................................................................7

ARTICLE IV          MEMBERS..............................................................................8
         4.1        Limited Liability....................................................................8
         4.2        Admission of Additional Members......................................................8
         4.3        Subsidiary Entities..................................................................8
         4.4        No Withdrawals or Resignations.......................................................8
         4.5        Termination of Membership Interest...................................................8
         4.6        Transactions With The Company........................................................8
         4.7        Voting Rights........................................................................8
         4.8        MeetingS of Members..................................................................8

ARTICLE V           MANAGEMENT AND CONTROL OF THE COMPANY................................................9
         5.1        Management of the Company by Management Committee....................................9
         5.2        Appointment of Management Committee..................................................9
                    A.     Number, Appointment and Qualifications........................................9
         5.3        Powers of Management Committee......................................................10
                    A.     Powers of Management Committee...............................................10
                    B.     Annual Business Plan.........................................................11
                    C.     Maximization of Value........................................................11
                    D.     Limitations on Power of Management Committee.................................11
         5.4        Liability of Management Committee Members...........................................12
         5.5        Devotion of Time....................................................................12
         5.6        Transactions Between the Company and Committee Member...............................12
         5.7        Officers............................................................................12
         5.8        President...........................................................................12
         5.9        CHC Consulting Services.............................................................13

ARTICLE VI          ALLOCATIONS OF NET PROFITS AND NET LOSSES AND
                    DISTRIBUTIONS.......................................................................13
         6.1        Allocations of Net Profit and Net Loss..............................................13
                    A.     Net Loss.....................................................................13

                               TABLE OF CONTENTS
                                  (CONTINUED)


                    B.     Net Profit...................................................................13
         6.2        Special Allocations.................................................................13
                    A.     Minimum Gain Chargeback......................................................14
                    B.     Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt...........14
                    C.     Nonrecourse Deductions.......................................................14
                    D.     Member Nonrecourse Deductions................................................14
                    E.     Qualified Income Offset......................................................14
         6.3        Code Section 704(c) Allocations.....................................................14
         6.4        Allocation of Net Profits and Losses and Distributions in Respect of a
                           Transferred Interest.........................................................14
         6.5        Distributions of Distributable Cash by the Company..................................15
         6.6        Fees to Members.....................................................................15
         6.7        Form of Distribution................................................................16
         6.8        Restriction on Distribution.........................................................16
         6.9        Return of Distributions.............................................................16
         6.10       Obligations of Members to Report Allocations........................................16

ARTICLE VII         TRANSFER AND ASSIGNMENT OF INTERESTS................................................16
         7.1        Transfer and Assignment of Interests................................................16
         7.2        Further Restrictions on MHI's Principals............................................17
         7.3        Further Restrictions on Transfer of Interests.......................................17
         7.4        Permitted Transfers.................................................................18
         7.5        Effective Date of Permitted Transfers...............................................18
         7.6        Substitution of Members.............................................................18
         7.7        Rights of Legal Representatives.....................................................18
         7.8        No Effect to Transfers in Violation of Agreement....................................18
         7.9        Right of First Refusal..............................................................18
         7.10       Transfer Permitted After Failure to Elect...........................................19

ARTICLE VIII        CESSATION OF DEVELOPMENT............................................................20
         8.1        Cessation of Development............................................................20
         8.2        Consequences of Cessation...........................................................20
         8.3        Purchase Option on Acquisition of Control...........................................21

ARTICLE IX          ACCOUNTING, RECORDS, REPORTING BY MEMBERS...........................................21
         9.1        Books and Records...................................................................21
         9.2        Delivery to Members and Inspection..................................................22
         9.3        Annual Statements...................................................................22
         9.4        Financial and Other Information.....................................................23
         9.5        Filings.............................................................................23
         9.6        Bank Accounts.......................................................................23
         9.7        Accounting Decisions and Reliance on Others.........................................23
         9.8        Tax Matters for the Company Handled by Management Committee
                    and Tax Matters Partner.............................................................23

                               TABLE OF CONTENTS
                                  (CONTINUED)


ARTICLE X           DISSOLUTION AND WINDING UP..........................................................23
         10.1       Dissolution.........................................................................23
         10.2       Purchase Option on Agreement for Dissolution........................................24
         10.3       Purchase Option on Proposed Sale....................................................24
         10.4       Winding Up..........................................................................24
         10.5       Distributions in Kind...............................................................25
         10.6       Order of Payment Upon Dissolution...................................................25
         10.7       Limitations on Payments Made in Dissolution.........................................25

ARTICLE XI          INDEMNIFICATION AND INSURANCE.......................................................26
         11.1       Indemnification of Agents...........................................................26
         11.2       Insurance...........................................................................26

ARTICLE XII         CONFIDENTIALITY AND NON-COMPETITION.................................................26
         12.1       Noncompetition......................................................................26
         12.2       Confidentiality.....................................................................27
                    A.  Definition......................................................................27
                    B.  No Disclosure, Use or Circumvention.............................................27
                    C.  Maintenance of Confidentiality..................................................27
         12.3       Non-solicitation....................................................................27
         12.4       Reasonableness of Restrictions; Reformation; Enforcement............................28
         12.5       Specific Performance................................................................28

ARTICLE XIII        REPRESENTATIONS AND WARRANTIES......................................................28
         13.1       Status..............................................................................29
         13.2       Due Authorization...................................................................29
         13.3       Other Agreements and Violations of Law..............................................29
         13.4       No Litigation.......................................................................29

ARTICLE XIV  MISCELLANEOUS..............................................................................29
         14.1       Complete Agreement..................................................................29
         14.2       Consultation with Attorney..........................................................29
         14.3       Tax Consequences....................................................................29
         14.4       No Assurance of Tax Benefits........................................................30
         14.5       Binding Effect......................................................................30
         14.6       Parties in Interest.................................................................30
         14.7       Pronouns; Statutory References......................................................30
         14.8       Headings............................................................................30
         14.9       Interpretation......................................................................30
         14.10      References to this Agreement........................................................30
         14.11      Jurisdiction........................................................................30
         14.12      Exhibits............................................................................30
         14.13      Additional Documents and Acts.......................................................30
         14.14      Notices.............................................................................31

                               TABLE OF CONTENTS
                                  (CONTINUED)


         14.15      Amendments..........................................................................31
         14.16      Reliance on Authority of Person Signing Agreement...................................31
         14.17      Company Property....................................................................31
         14.18      Multiple Counterparts...............................................................31
         14.19      Attorney Fees.......................................................................31
         14.20      Time is of the Essence..............................................................32
         14.21      Remedies Cumulative.................................................................32
         14.22      Severability........................................................................32
         14.23      Partition...........................................................................32
         14.24      No Waiver...........................................................................32
         14.25      No Denigration......................................................................32
         14.26      Contingency.........................................................................32

                              OPERATING AGREEMENT
                                      FOR
                          CHEESEBURGER IN PARADISE, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


         This Operating Agreement is made as of October 12, 2000, by and among the parties listed on the signature pages hereof, with reference to the following facts:

         A. On July 24, 2000, a Certificate of Formation for CHEESEBURGER IN PARADISE, LLC, (the "Company"), a limited liability company organized under the laws of the State of Delaware, was filed with the Delaware Secretary of State.

         B. The parties desire to adopt and approve a limited liability company operating agreement for the Company.

         NOW, THEREFORE, the parties by this Agreement set forth the operating agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.

ARTICLE I.        DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this ARTICLE I shall have the meanings set forth elsewhere in this Agreement):

                  (A) "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  (B) "Affiliate" of a Person shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person, as applicable. The term "control," as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

                  (C) "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time.

                  (D) "Annual Business Plan" shall mean the detailed business plan for the Company prepared by the President of the Company and approved by the Management Committee, no less often than annually, which plan shall contain an operating budget, a capital budget, cash flow projections, sources of cash analysis (including analysis of any intended borrowings or financings), an operating plan (including plans related to the strategic business plan), and detailed quantifiable goals for the plan year.

                  (E) "Appraisal Period" shall have the meaning specified in Section 8.2A(i)(a) hereof.

                  (F) "Assignee" shall mean the owner of an Economic Interest who has not been admitted as a substitute Member in accordance with ARTICLE VII.

                  (G) "Bankruptcy" shall mean: (a) the filing of an application, or consent to, the appointment of a trustee, receiver, or custodian of other assets; (b) the filing of a voluntary petition in bankruptcy; (c) the entry of an order for relief in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (d) the making of a general assignment for the benefit of creditors; (e) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of assets unless the proceedings and the person appointed are dismissed within ninety (90) days; or (f) the failure to pay debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of inability to pay its debts as they become due.

                  (H) "CHC" shall mean CHEESEBURGER HOLDING COMPANY, LLC, a Delaware limited liability company whose sole member is MHI.

                  (I) "Capital Account" shall mean with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to SECTION 3.6.

                  (J) "Capital Contribution" shall mean the total amount of cash and fair market value of property contributed to the capital of the Company by the Members.

                  (K) "Certificate" shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

                  (L) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

                  (M) "Committee Member" shall mean the individuals named to serve on the Management Committee.

                  (N) "Company" shall mean CHEESEBURGER IN PARADISE, LLC, a Delaware limited liability company.

                  (O) "Company Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain" in the Regulations
         Section 1.704-2(b)(2) and the amount of Company Minimum Gain shall be determined as provided in Regulations Section 1.704-2(d).

                  (P) "Depreciation" shall mean, with respect to any Company asset for any Fiscal Year, the depreciation or amortization allowed or allowable for federal income tax purposes in respect of such asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning book value as the federal income tax depreciation or amortization for such Fiscal Year bears to such beginning adjusted tax basis and if such adjusted tax basis is zero, the Depreciation shall be based on the method of depreciation or amortization utilized in preparing the financial statements of the Company.

                  (Q) "Distributable Cash" shall mean the amount of cash the Company receives from operations, including but not limited to, from Subsidiary Entities, reduced by scheduled repayments of Equipment Loans and Company Loans, expenses incurred by the Company pursuant to the Sublicense Agreement (other than with respect to a breach of the Sublicense Agreement by the Company), and any other payment specifically provided for herein to be paid by Company.

                  (R) "Economic Interest" shall mean the right to receive distributions of the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company.

                  (S) "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

                  (T) "Gross Asset Value" shall mean, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows: (1) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of its contribution as determined pursuant to SECTION 3.4A: (2) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Management Committee, immediately prior to the following events - a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for a Membership Interest, the distribution by the Company to a Member of more than a de minimus amount of Company assets as consideration for the redemption of a Membership Interest, the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and any other event as to which the Management Committee reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members. The Gross Asset Values of Company assets distributed to any Member shall be the gross fair market values of such assets as reasonably determined by the Management Committee as of the date of distribution. The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
         Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this sentence to the extent that the Management Committee reasonably determines that an adjustment pursuant to clause (2) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this sentence. At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Net Profit and Net Loss. Any adjustment to the Gross Asset Values of Company assets shall require an adjustment to the Members' Capital Accounts.

                  (U) "MHI" shall mean Margaritaville Holdings, LLC, a Florida limited liability company and the sole member of CHC.

                  (V)      "MHI Principals" shall mean Jimmy Buffett and John
         Cohlan.

                  (W) "Majority Interest" shall mean those Members who hold at least fifty one percent (51%) of the Percentage Interests entitled to vote.

                  (X) "Management Committee" shall mean collectively, those individuals named as Committee Members of the Company pursuant to ARTICLE V of this Agreement.

                  (Y) "Member" shall mean each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Certificate and this Agreement or is an Assignee who has become a Member in accordance with ARTICLE VII, and (b) has not ceased to be a Member in accordance with ARTICLE VII, or for any other reason.

                  (Z) "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

                  (AA) "Member Nonrecourse Deductions" shall mean Company loss, deductions, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt and shall be determined as provided in Regulations Section 1.704(2)(i).

                  (BB) "Member Parent" shall mean MHI with respect to CHC and OSI with respect to Outback.

                  (CC) "Membership Interest" shall mean a Member's entire interest in the Company including the Member's Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Company.

                  (DD) "Net Profit" or "Net Loss" shall mean, for each Fiscal Year, an amount equal to the Company's net income or loss for such year as determined for federal income tax purposes determined in accordance with Code Section 703(a) (for this purpose, all items required to be separately stated pursuant to Code Section (703(a) shall be included in taxable income or loss), with the following adjustments: (1) by including as an item of gross income any tax-exempt income received by the Company; (2) by treating as a deductible expense any expenditure of the Company described in Code
         Section 705(a)(2)(B) (including amounts paid or incurred to organize the Company (unless an election is made pursuant to Code Section 709(b) or to promote the sale of interests in the Company and by treating deductions for any losses incurred in connection with the sale or exchange of Company assets disallowed pursuant to Code Section 267(a)(1) or 707(b) as expenditures described in Code Section 705(a)(2)(B)); (3) in lieu of depreciation or amortization there shall be taken into account Depreciation; (4) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such asset rather than its adjusted tax basis; (5) in the event of an adjustment of the Gross Asset Value of any Company asset which requires that the Capital Accounts of the Company be adjusted pursuant to Regulations Sections 1.704-1(b)(2)(iv)(e),(f) and (m), the amount of such adjustments is to be taken into account as additional Net Profit or Net Loss pursuant to
         Section 6.1; and (6) excluding any items specially allocated pursuant to Section 6.2.

                  (EE) "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

                  (FF) "Outback" shall mean OS Tropical, Inc., a Florida corporation, and a wholly-owned subsidiary of Outback Steakhouse, Inc. ("OSI").

                  (GG) "Percentage Interest" shall mean the percentage ownership interest of a Member in the Company, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement. The Members' Percentage Interests shall not be adjusted to reflect additional Capital Contributions unless otherwise agreed in writing by all Members. The initial Percentage Interests of the Member shall be:

                                              Percentage
                     Member                    Interest
                     ------                    --------

                     Outback                      60%
                     CHC                          40%

                  (HH) "Person" shall mean an individual, partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

                  (II) "Proprietary Marks" shall mean Newly Developed Marks (as defined in the Sublicense Agreement)and the marks listed on Exhibit B to the Sublicense Agreement, and any other marks for which approval is given under the Sublicense Agreement.

                  (JJ) "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

                  (KK) "Restaurant(s)" shall mean the Cheeseburger in Paradise restaurants developed, owned, franchised and/or operated by the Company.

                  (LL) "Subsidiary Entity" shall mean any corporation, partnership, limited liability company or other entity formed to operate Restaurants and of which the Company, directly or indirectly, owns an equity interest.

                  (MM) "Sublicense Agreement" shall mean that certain Sublicense Agreement of even date herewith by and among CHC, as Sublicensor, the Company, as Sublicensee, and MHI and Jimmy Buffett.

                  (NN) "System" shall mean the Cheeseburger in Paradise restaurant concept and operating system to be developed by the Company and all elements thereof including, without limitation, recipes, operating technologies and Proprietary Marks.

                  (OO)     "Tax Matters Partner" (as defined in Code Section
6231) shall be Outback or its successor as designated pursuant to SECTION 9.8.

ARTICLE II.       ORGANIZATIONAL MATTERS

         2.1 Formation. The Members have formed a Delaware limited liability company under the laws of the State of Delaware by filing the Certificate with the Delaware Secretary of State and entering into this Agreement, which Agreement shall be deemed effective as of the date the Certificate was so filed. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 Name. The name of the Company shall be "CHEESEBURGER IN PARADISE, LLC". The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Management Committee deems appropriate or advisable. The Management Committee shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Management Committee considers appropriate or advisable.

         2.3 Term. The term of this Agreement commenced on the filing of the Certificate and shall continue until terminated as hereinafter provided.

         2.4 Office and Agent. The Company shall continuously maintain a registered office and agent in the State of Delaware. The registered office and agent shall be as stated in the Certificate or as otherwise determined by the Management Committee. The principal office of the Company shall be 2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607, or as the Management Committee may determine. The Company may also have such offices, anywhere within and without the State of Delaware, as the Management Committee may determine from time to time, or the business of the Company may require.

         2.5 Addresses of the Members and the Management Committee. The respective addresses of the Members and the Committee Members are set forth on EXHIBIT A. A Member or Committee Member may change its address upon notice thereof to the Management Committee.

         2.6 Purpose and Business of the Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the consent of Outback and CHC, the Company shall not engage in any business other than the following:

                  A. The establishment, ownership, operation and franchising of Cheeseburger in Paradise Restaurants utilizing the System anywhere in the World except Hawaii, Mexico and Japan.

                  B. Such other activities related or ancillary to and in furtherance of the foregoing business as may be necessary, advisable, or appropriate as determined by the Management Committee.

                  C. This Agreement shall not be deemed or construed to create a relationship between the Members with respect to any activities whatsoever except for those activities required for the accomplishment of the Company's purpose as specified in this SECTION 2.6.

ARTICLE III.      CAPITAL CONTRIBUTIONS

         3.1 Nature and Amount of Contributions. The amount and nature of the contributions of the Members are as follows:


                   Outback           $600.00 cash

                   CHC               $400.00 cash

         3.2 Time for Making Contributions. The contribution of CHC shall be made upon execution of this Agreement. The contribution of money by Outback shall be made at such time(s) as the President of the Company shall request, consistent with the Annual Business Plan, or as otherwise expressly provided by this Agreement.

         3.3 Interest on Capital Contributions. No Member shall receive, or be entitled to receive, interest on its contributions to the capital of the Company. Except as otherwise provided herein, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or of its contributions to the capital of the Company.

         3.4      No Additional Capital Contributions.

                  A. In no event shall any Member be obligated to make any additional capital contributions, except as otherwise expressly provided herein. No Member may make capital contributions to the Company of any property other than cash unless all Members have agreed in writing to the Gross Asset Value to be attributed to such property.

                  B. Outback shall provide all amounts necessary, after taking into account all other funds and financing available to the Company, for the establishment of new restaurants approved by the Management Committee. Funding for new restaurants shall be provided by Outback as follows:

                           (i)      Outback shall provide, either itself or
through a third-party lender, an equipment loan in the amount of Three Hundred Thousand Dollars ($300,000) for each restaurant ("Equipment Loan"), such Equipment Loan to bear interest at the then current market rate for such financing and to be repaid in sixty (60) equal monthly installments of principal and interest. The Equipment Loan shall be secured by a first priority security interest in the equipment of the Restaurant for which the Equipment Loan is provided. Repayments of the Equipment Loan shall not be considered distributions of Distributable Cash.

                           (ii)     Fifty percent (50%) of the remaining amount
necessary to open a new restaurant (after taking into account the Equipment
Loan) shall be provided by Outback as a capital contribution.

                           (iii)    Fifty percent (50%) of the remaining amount
necessary to open a new restaurant (after taking into account the Equipment
Loan) shall be provided by Outback as a loan to the Company ("Company Loan"), such Company Loan to bear interest at a variable rate equal to the "Prime Rate" as reported in the Wall Street Journal from time to time, plus one percent (1%), such interest rate to be adjusted monthly. The Company Loan shall be repaid in one hundred twenty (120) equal monthly installments of principal, plus interest. Repayments of the Company Loan shall not be considered distributions of Distributable Cash.

         3.5 Real Estate. The Company and its Subsidiary Entities shall not acquire fee ownership of any land or buildings, including buildings constructed on land held as lessee under a ground lease. The Members agree that an Affiliate of Outback shall acquire fee ownership of any land acquisition approved by the Management Committee and shall own all buildings constructed on land owned in fee or held under a ground lease. The land and buildings shall be leased by Outback's Affiliate to the Company or its Subsidiary Entities at arm's length, fair market rental rates based on a creditworthy tenant with a credit rating similar to Outback.

                  Whenever this Agreement grants CHC the right to purchase Outback's Member Interest, such purchase right shall include the right to purchase all, but not less than all, real estate owned by Outback or an Outback Affiliate and used as the location of a Restaurant. Said real estate shall be purchased for its fair market value, with fair market value being determined in the same manner and using the same procedure as used for the determination of the fair market value of Outback's Member Interest. Said right to purchase real estate shall be subject to the same terms, provisions and conditions as CHC's corresponding right to purchase Outback's Member Interest.

         3.6 Capital Accounts. The Company shall establish and maintain an individual Capital Account for each Member in accordance with Regulations
Section 1.704-1(b)(2)(iv). If a Member transfers all or a part of its Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(1).

ARTICLE IV.       MEMBERS

         4.1 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

         4.2 Admission of Additional Members. The Management Committee, with the approval of a Majority Interest, may admit to the Company additional Members. Any additional Members shall obtain Membership Interests and will participate in the management, Net Profits, Net Losses, and distributions of the Company on such terms as are determined by the Management Committee and approved by a Majority Interest; provided, however, no Member's Percentage Interest shall be diluted without the written consent of such Member. Notwithstanding the foregoing, Assignees may only be admitted as substitute Members in accordance with ARTICLE VII.

         4.3 Subsidiary Entities. The Members agree that the Company will develop, own and operate Restaurants through subsidiary entities ("Subsidiary Entity"). The Company shall be the managing general partner or managing member of each subsidiary. Ownership interests in Subsidiary Entities shall be provided to each Restaurant's regional operations director and general manager on such terms as the Management Committee shall establish from time to time. Such ownership interests shall dilute the Company's ownership interest in the Subsidiary Entity. The ownership interests of non-members, including but not limited to, the regional operations director and general manager in each Restaurant shall not exceed sixteen percent (16%) without the consent of all Members. The provisions of the organizing and governing documents of each Subsidiary Entity relating to the Company's right to receive distributions shall be approved by Outback and CHC.

         4.4 No Withdrawals or Resignations. No Member may withdraw or resign from the Company. If a Member wrongfully withdraws or resigns as a Member, that Member shall have no right to receive any distribution or any payment for the fair value of its Membership Interest other than such distributions or payments as are made to all Members pursuant to this Agreement.

         4.5 Termination of Membership Interest. Upon the transfer of a Member's Membership Interest in violation of ARTICLE VII, the Membership Interest of such Member shall be terminated and thereafter that Member shall be an Assignee only unless such Membership Interest shall be purchased by the Company and/or remaining Members pursuant to the terms of SECTION 7.8. Each Member acknowledges and agrees that such termination or purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

         4.6 Transactions With The Company. Subject to any limitations set forth in this Agreement, including Section 5.6, and with the prior approval of the Management Committee, a Member may lend money to and transact other business with the Company. A Member also may enter into franchise agreements (and any modifications or renewals thereof) with the Company. Subject to other applicable law, any Member entering into such transaction(s) with the Company has the same rights and obligations with respect thereto as a Person who is not a Member. All such transactions shall comply with the standards contained in
Section 5.6.

         4.7 Voting Rights. Except as expressly provided in this Agreement or the Certificate, Members shall have no voting, approval or consent rights. Except where this Agreement specifically requires a greater percentage affirmative vote, in all matters in which a vote, approval or consent of the Members is required, a vote, consent or approval of a Majority Interest (or, in instances in which there are defaulting Members, non-defaulting Members who hold a majority of the Percentage Interests held by all non-defaulting Members) shall be sufficient to authorize or approve such act. All votes, approvals or consents of the Members may be given or withheld, conditioned or delayed as the Members may determine in their sole and absolute discretion.

         4.8 Meetings of Members. Meetings of Members may be held at such date, time and place as the Member calling the meeting may reasonably fix from time to time. No annual or regular meetings of Members are required.

Meetings of the Members may be called by any Member holding more than ten percent (10%) of the Percentage Interests for the purpose of addressing any matters on which the Members may vote. Written notice of a meeting of Members shall be sent or otherwise given to each Member not less than seven (7) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.

                  The actions taken at any meeting of Members, however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

                  Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Management Committee or the secretary, if any, of the Company and shall be maintained in the Company records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the Management Committee or secretary, if any, of the Company before written consents of the number of votes required to authorize the proposed action have been filed.

                  Unless the consents of all Members entitled to vote have been solicited in writing, (i) notice of any Member approval of an amendment to the Certificate or this Agreement, a dissolution of the Company, or a merger of the Company, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval, and (ii) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

ARTICLE V.        MANAGEMENT AND CONTROL OF THE COMPANY

         5.1 Management of the Company by Management Committee. The business, property and affairs of the Company shall be managed exclusively by a Management Committee consisting of five (5) individuals appointed by the Members in accordance with SECTION 5.2A. Individuals named to the Management Committee shall sometimes be referred to herein individually as a "Committee Member" or collectively as "Committee Members". Except for situations in which the approval of the Members is required by this Agreement, the Management Committee shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs.

         5.2      Appointment of Management Committee

                  A. Number, Appointment and Qualifications. The Company shall initially have five (5) Committee Members. For so long as the following are Members, Outback shall name three (3) Committee Members and MHI shall name two (2) Committee Members. If any of the foregoing cease to be a Member, the right the Member has to appoint Committee Members shall be transferred to the successor of such Member if such successor is admitted as a substitute Member.

                           (i)      Term of Service. Each Committee Member will
serve until his or her death or withdrawal from the Management Committee, or until his or her removal from the Management Committee by the Member who appointed him or her.

                           (ii)     Management Committee:


                    "CHC Appointees"                            "Outback Appointees"
                    ----------------                            --------------------
                    Jimmy Buffett                               Chris Sullivan
                    John Cohlan                                 Bob Basham
                                                                Mike O'Donnell

                           (iii)    Resignation. A Committee Member may resign
at any time by giving written notice to the Members. The resignation of a Committee Member shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

                           (iv)     Removal. Outback Appointees to the
Management Committee may be removed only by Outback, with or without cause. MHI's Appointees to the Management Committee may be removed only by MHI, with or without cause.

                           (v)      Vacancies. Vacancies on the Management
Committee shall be filled by the Member who originally appointed the vacating Committee Member.

         5.3      Powers of Management Committee.

                  A. Powers of Management Committee. Without limiting the generality of SECTION 5.1, but subject to SECTION 5.3D and to the limitations set forth elsewhere in this Agreement, the Management Committee shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers of a natural person, including, without limitation, the power to:

                           (i)      Authorize the execution and delivery of
agreements; subject to the limitations contained in this Agreement;

                           (ii)     Acquire, purchase, lease, renovate,
improve, alter, rebuild, demolish, replace, and own real property and any other property or assets that the Management Committee determines is necessary or appropriate or in the interest of the business of the Company, and to acquire options for the purchase of any such property;

                           (iii)    Sell, exchange, lease, or otherwise dispose
of the real property and other property and assets owned by the Company, or any part thereof, or any interest therein; provided, however, the license to use Proprietary Marks shall not be transferred without the consent of MHI.

                           (iv)     Sue on, defend, or compromise any and all
claims or liabilities in favor of or against the Company; submit any or all such claims or liabilities to arbitration; and confess a judgment against the Company in connection with any litigation in which the Company is involved (other than relating to the Management Committee); and

                           (v)      Retain legal counsel, auditors, and other
professionals in connection with the Company business and to pay therefor such remuneration as the Management Committee may determine.

                  B. Annual Business Plan. At least sixty (60) days prior to the commencement of each Fiscal Year, the President shall submit to the Management Committee for its approval, the Annual Business Plan for the Company. The President and Management Committee shall at all times use their best efforts to operate the Company in conformity with the Annual Business Plan.

                  C. Maximization of Value. The Management Committee shall from time to time evaluate in good faith and present to the Members all options available to the Company to maximize the value of each Member's Percentage Interest in the Company, such as, but not limited to, an initial public offering, strategic sale, or merger into OSI.

                  D.       Limitations on Power of Management Committee.

                           (i)      Limitations on Acts of Management
Committee. Except as otherwise required in this Agreement, the Management Committee shall act by majority vote. The Management Committee shall not have authority hereunder to cause the Company to engage in the following without first obtaining the written consent of a Majority Interest (or such greater Percentage Interest as is set forth below) of the Members:

                                    (a)      Notwithstanding the above, the
sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in a series of related transactions, and which includes a transfer of the Company's rights under the Sublicense Agreement, shall require the written consent of Outback and CHC whether or not in connection with a dissolution; provided, however, if Outback consents to such a sale, exchange or disposition and CHC does not, then the sale, exchange or disposition shall not occur, but the fees provided for in SECTION 6.6 B hereof shall terminate thirty (30) days after Outback's approval of the sale, exchange or disposition;

                                    (b)      The borrowing of money from any
party in excess of $25,000, the issuance of evidences of indebtedness in connection therewith, the refinancing, increase in the amount of, modification, amendment, or changing of the terms, or extension of the time for the payment of any indebtedness or obligation of the Company, and securing such indebtedness by mortgage, deed of trust, pledge, security interest, or other lien on Company assets;

                                    (c)      Notwithstanding the above, the
merger, reverse merger, consolidation, reorganization or any similar transaction of the Company with a corporation, another limited liability company or limited partnership or any other entity shall require the written consent of Outback and MHI;

                                    (d)      Notwithstanding the above, any
amendment to the governing or organizing document of any Subsidiary Entity if such amendment would modify the Company's ownership interest in the Subsidiary Entity other than as permitted in SECTION 4.3 or the Company's rights to distributions from the Subsidiary Entity shall require the written consent of Outback and CHC;


                           (ii)     Limitation on Execution of Documents. No
Committee Member may execute any document on behalf of the Company or cause the Company to enter into any agreement or commitment without the prior authorization of the Management Committee as provided in this SECTION 5.3. Chris Sullivan and Bob Basham shall be the initial Committee Members authorized to execute documents on behalf of the Company.

         5.4 Liability of Management Committee Members. The Committee Members shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, breach of fiduciary duty, a knowing violation of law by a Committee Member or a breach of the Committee Member's obligations under this Agreement, in which event such Committee Member shall be so liable.

         5.5 Devotion of Time. The Committee Members are not obligated to devote all of their time or business efforts to the affairs of the Company. The Committee Members shall devote whatever time and effort as is commercially reasonable for the operation of the Company.

         5.6 Transactions between the Company and Committee Member. Notwithstanding that it may constitute a conflict of interest, a Committee Member or his or her Affiliate may engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service) with the Company so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's length, and provided that a majority of the Committee Members having no interest in such transaction affirmatively vote or consent in writing to approve the transaction.

         5.7 Officers. The Management Committee may appoint officers at any time; however, the officers of the Company shall include a President and such other officers as the Management Committee deems necessary and appropriate. The compensation of the officers shall be paid by Outback. The officers shall serve at the pleasure of the Management Committee, subject to
(a) all rights, if any, of an officer under an employment contract, and (b) the right of a Majority Interest to remove any officer. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Management Committee.

         5.8 President. All decisions as to the day to day operations of the Company shall be made by the President. The President shall execute an employment agreement acceptable to the President and the Management Committee. The President shall not, without the approval of the Management Committee (or the Members if such power is retained by the Members pursuant to this Agreement):

                  A.       Confess a judgment against the Company;

                  B.       Admit any person as a Member;

                  C.       Declare Bankruptcy on behalf of the Company;

                  D.       Enter into any lease of real or personal property;

                  E. Enter into any loan transaction or incur any indebtedness of the Company in excess of $25,000;

                  F.       Execute any franchise agreement;

                  G.       Purchase any real property; or

                  H. Undertake any such other matter(s) as may be (i) prohibited by the Management Committee, or (ii) are reserved to the Management Committee or the Committee Members.

         5.9 CHC Consulting Services. CHC shall provide consulting services during the Term utilizing a commercially reasonable amount of time of John Cohlan and those to whom he delegates consulting services. The consulting services shall include communication, telephonically, in person and in writing, with the Company regarding location of new restaurants, design of new restaurants, decor of new restaurants, menu design, and food and beverage selection. CHC shall also be Jimmy Buffett's quality control representative pursuant to the Sublicense Agreement.

ARTICLE VI.       ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS

         6.1      Allocations of Net Profit and Net Loss

                  A. Net Loss. Net Loss shall be allocated first to Outback in an amount equal to Outback's positive Capital Account balance until such Capital Account balance has been reduced to zero, and then to the Members in proportion to their Percentage Interests. Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of Company Minimum Gain. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this
SECTION 6.1A). Any loss reallocated under this SECTION 6.1A shall be taken into account in computing subsequent allocations of income and losses pursuant to this ARTICLE VI, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this ARTICLE VI, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this ARTICLE VI if no reallocation of losses had occurred under this SECTION 6.1A.

                  B. Net Profit. Net Profit shall be allocated to the Members as follows:

                           (i)      First, Net Profit for each Fiscal Year
shall be allocated to those Members who have received distributions of Distributable Cash for such Fiscal Year, in an amount equal to the Distributable Cash received;

                           (ii)     Second, remaining Net Profit for each
Fiscal Year shall be allocated to the Members who have previously received allocations of Net Loss in proportion to the cumulative allocation of Net Loss until the Members have been allocated Net Profit equal to the prior allocations of Net Loss;

                           (iii)    Thereafter, remaining Net Profit shall be
allocated to the Members in accordance with their Percentage Interests.

                  C. Company Loan. If any Member shall receive an allocation of Net Profit for any Fiscal Year in excess of (i) the allocations of Net Loss and (ii) the distributions of Distributable Cash to such Member for such Fiscal Year, then the Company shall loan to such Member an amount equal to 40% of such excess ("Tax Loan"). Notwithstanding the foregoing, no Tax Loan shall be made or required if an allocation of Net Profit in excess of (i) the allocation of Net Loss and (ii) the distributions of Distributable Cash, results from or arises out of (i) the sale, exchange or other disposition of all or substantially all of the Company's assets or (ii) the dissolution or liquidation of the Company. Any such Tax Loan shall bear interest at a rate equal to the "prime rate" in effect from time to time as reported in the Wall Street Journal plus one percent (1%) and shall be repaid in full prior to any distributions of Distributable Cash to such Member.

         6.2      Special Allocations.  Notwithstanding SECTION 6.1:

                  A. Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this SECTION 6.2A shall be made in proportion to the amounts required to be allocated to each Member under this SECTION 6.2A. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This SECTION 6.2A is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  B. Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each Member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5)). Allocations pursuant to this SECTION 6.2B shall be made in proportion to the amounts required to be allocated to each Member under this SECTION 6.2B. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This
SECTION 6.2B is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  C. Nonrecourse Deductions. Any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

                  D. Member Nonrecourse Deductions. Those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                  E. Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member's Capital Account in excess of such Member's share of Company Minimum Gain, then items of Company income or gain shall be specially allocated to such Member in an amount and manner which complies with the "qualified income offset" rules of Regulations Section 1.704-1(b)(ii)(d).

         6.3 Code Section 704(c) Allocations. Notwithstanding any other provision in this ARTICLE VI, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this SECTION 6.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

         6.4 Allocation of Net Profits and Losses and Distributions in Respect of a Transferred Interest. If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon its respective Economic Interest at the close of such day.

                  However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, of decrease actually occurs (i.e., sales and dispositions made during the first fifteen
(15) days of any month will be deemed to have been made on the 15th day of the month).

                  Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Economic Interests as of the date such sale or other disposition occurs.

         6.5      Distributions of Distributable Cash by the Company.

                  A. Subject to applicable law and any limitations contained in this Agreement, all Distributable Cash of the Company shall be distributed to the Members no less frequently than quarterly.

                  B. Subject to ARTICLE X, all distributions of Distributable Cash to Members shall be made in accordance with their Percentage Interests. Notwithstanding the foregoing, in the event the Company receives licensing fees or royalties or any other form of revenue for use of the Proprietary Marks on any product sold through a channel of trade other than the Restaurants, such licensing fees and royalties shall be distributed fifty percent (50%) to CHC and fifty percent (50%) to Outback.

                  C. The parties acknowledge and agree that sixteen percent (16%) of all distributions of Distributable Cash to CHC under any provision of this Agreement constitute payment of a royalty pursuant to Section 7c of the Sublicense Agreement.

                  D. All distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Subject to SECTION 6.8, neither the Company nor any Management Committee shall incur any liability for making distributions in accordance with this SECTION 6.5.

         6.6      Fees to Members.

                  A. The Company shall pay to CHC the sum of Nine Hundred Eighty Thousand Dollars ($980,000) for its services pursuant to SECTION 5.9 and shall pay to CHC, pursuant to the Sublicense Agreement, the sum of Twenty Thousand Dollars ($20,000), as consideration for CHC's license of the Proprietary Marks. Upon the opening of the Company's twentieth (20th) Restaurant, the Company shall pay to CHC an additional Nine Hundred Eight Thousand Dollars ($980,000) for its services pursuant to SECTION 5.9 and shall pay to CHC, pursuant to the Sublicense Agreement, an additional Twenty Thousand Dollars ($20,000), as additional consideration for CHC's license of the Proprietary Marks. Outback shall contribute to the Company the funds required under this SECTION 6.6(A) as a capital contribution.

                  B. Subject to SECTION 5.3D(I)(A), the Company shall pay to CHC a fee equal to one and 68/100 percent (1.68%) of each Restaurant's Net Sales (hereinafter defined) for its services pursuant to SECTION 5.9. Subject to

SECTION 5.3D(i)(a), the Company shall pay to CHC, pursuant to the Sublicense Agreement, a royalty equal to 32/100 percent (.32%) of each Restaurant's Net Sales. No fees shall be paid to CHC under this Section with respect to any Net Sales derived from licensing fees or royalties or any other form of revenue received by the Company for use of the Proprietary Marks on any product sold through a channel of trade other than the Restaurants. The fee shall be paid monthly, within ten business days after each calendar month.

                  C. The Company shall pay to Outback an accounting and supervision fee equal to one and six tenths percent (1.6%) of each Restaurant's Net Sales. The accounting and supervision fee shall be paid monthly within ten business days after each calendar month.

                  D. The fees provided for in this SECTION 6.6 shall not be considered distributions of Distributable Cash to the Members.

                  E. Net Sales shall mean all revenue (net of credit card processing fees) from the sale of all services and products and all other income of every kind and nature related to each Restaurant, whether for cash or credit and regardless of collection in the case of credit; provided, however, that "net sales" shall not include (i) any sales taxes or other taxes collected from customers for transmittal to the appropriate taxing authority or (ii) any sales recorded for control purposes but for which no payment is received.

         6.7 Form of Distribution. Except as provided in SECTION 10.4, a Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than cash. Except as provided in SECTION 10.4, no Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members and no Member may be compelled to accept a distribution of any asset in kind.

         6.8 Restriction on Distributions. No distribution of Distributable Cash shall be made if, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

         6.9 Return of Distributions. A Member who receives a distribution in violation of SECTION 6.8, and who knew at the time of the distribution that the distribution violated SECTION 6.8, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of SECTION 6.8, and who did not know at the time of the distribution that the distribution violated SECTION 6.8, shall not be liable for the amount of the distribution. A Member who receives a distribution shall have no liability for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of said three (3)-year period and an adjudication of liability against such Member is made in the said action.

         6.10 Obligations of Members to Report Allocations. The Members are aware of the income tax consequences of the allocations made by this ARTICLE VI and SECTION 10.4 and hereby agree, unless otherwise required by law or by agreement with government authorities, to report their shares of Company income and loss for income tax purposes in accordance with the terms of this Agreement.

ARTICLE VII.      TRANSFER AND ASSIGNMENT OF INTERESTS

         7.1      Transfer and Assignment of Interests.

                  A. General Restriction. Except as otherwise provided in this ARTICLE VII, a Member shall not be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of its Membership Interest (collectively, "transfer") except with the prior written consent of all Members, which consent may be given or withheld, conditioned or delayed, as the Members may determine in their sole and absolute discretion. Notwithstanding any other provision of this Agreement, no transfer whatsoever shall be made to any person or entity (i) that is a competitor of the non-Transferor Member, or (ii) has a character or reputation that would, in the reasonable opinion of the non-Transferor Member, adversely impact the Company or its business.

                  B. Transfers of Interests in Members. Without limiting the generality of the foregoing, the sale or exchange of at least twenty percent (20%) of the equity or voting stock of a Member, if a Member is a corporation, or the transfer of an interest or interests of at least twenty percent (20%) in the capital or profits or voting interest of a Member (whether accomplished by the sale or exchange of interests or by the admission of new partners or members), if a Member is a partnership or limited liability company, or the cumulative transfer of such interests in a Member which effectively equal the foregoing (including transfer of interests followed by the incorporation of a Member and subsequent stock transfers, or transfers of stock followed by the liquidation of a Member and subsequent transfers of interests) will be deemed to constitute an assignment of a Membership Interest subject to this ARTICLE VII. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

                  C. Improper Transfers Void. Transfers in violation of this ARTICLE VII shall be null and void and the transferee shall not become a Member or Assignee.

         7.2 Further Restrictions on MHI's Principals. CHC, MHI and the MHI's Principals acknowledge and agree that Outback has entered into this Agreement in reliance on the agreement of the MHI Principals to restrict transfer of ownership interests in MHI, Jimmy Buffett and John Cohlan hereby represent and warrant to Outback that Jimmy Buffett and John Cohlan are members and managers on the governing board of MHI, and that Jimmy Buffett is the owner of a majority of the membership interests of MHI. The ownership of a majority of the member interests of MHI by Jimmy Buffett is a material inducement to Outback entering into this Agreement. Except as provided in SECTION 7.4, Jimmy Buffett and John Cohlan hereby covenant and agree that they shall not, in any manner, transfer, alienate or encumber any of the member interests, or other voting or ownership interest, in MHI without the prior written consent of Outback, which consent may be granted or denied in Outback's sole discretion. Further, MHI, Jimmy Buffett and John Cohlan hereby covenant and agree that they shall not in any manner allow any action to be taken that would result in Jimmy Buffett, individually, having insufficient voting power to control all material matters submitted to a vote of MHI's members that relate to CHC or the Company. Notwithstanding the foregoing, the MHI Principals may make such transfers of interests in MHI if, prior to such transfer, Jimmy Buffett, individually, acquires and maintains majority ownership of CHC and sufficient voting power to control all material matters submitted to a vote of CHC's members, and following any such transfer, the provisions of this SECTION 7.2 shall apply with respect to Jimmy Buffett's ownership of CHC.

         7.3 Further Restrictions on Transfer of Interests. In addition to other restrictions found in this Agreement, no Member shall transfer all or any part of its Membership Interest:

                  A. Without compliance with all federal and state securities law, and

                  B. If the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding twelve (12) consecutive months prior thereto, would cause the tax termination of the Company under Code Section 708(b)(1)(B).

         7.4      Permitted Transfers.

                  A. A Membership Interest may be transferred to any other Member, subject to compliance with SECTION 7.2 AND 7.3, and without the prior written consent of the other Members as required by SECTION 7.1.

                  B. Subject to the restrictions of SECTION 7.2: Jimmy Buffett and John Cohlan may make bona fide gifts of interests in MHI to their respective family members, or to one or more trusts for the benefit of their family members, for estate planning purposes provided that Jimmy Buffett remains in compliance with SECTION 7.2 hereof.

         7.5 Effective Date of Permitted Transfers. Any permitted transfer of all or any portion of a Membership Interest or an Economic Interest shall be effective as of the date provided in SECTION 6.4 following the date upon which the requirements of SECTIONS 7.1, 7.2 and 7.3 have been met. The Management Committee shall provide the Members with written notice of such transfer as promptly as possible after the requirements of SECTIONS 7.1, 7.2 and 7.3 have been met. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

         7.6 Substitution of Members. An Assignee shall have the right to become a substitute Member only if (i) the requirements of SECTIONS 7.1, 7.2 AND 7.3 hereof are met, (ii) the Assignee executes an instrument satisfactory to the Management Committee accepting and adopting the terms and provisions of this Agreement, and (iii) the Assignee pays any reasonable expenses in connection with its admission as a new Member. The admission of an Assignee as a substitute Member shall not result in the release of the Member which assigned the Membership Interest from any liability that such Member may have to the Company.

         7.7 Rights of Legal Representatives. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Certificate or this Agreement to give an Assignee the right to become a Member. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

         7.8 No Effect to Transfers in Violation of Agreement. Any transfer of a Membership Interest in violation of this ARTICLE VII, shall be null and void and the transferee shall not become a Member or Assignee. The transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member.

                  Upon and contemporaneously with any transfer (whether arising out of an attempted charge upon that Member's Economic Interest by judicial process, a foreclosure by a creditor of the Member or otherwise) of a Member's Economic Interest which does not at the same time transfer the balance of the rights associated with the Membership Interest transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of the Company), the Company shall purchase from the Member, and the Member shall sell to Company for a purchase price of one hundred dollars ($100), all remaining rights and interests retained by the Member that relate to or allow for participation in the management of the Company or to vote on any matter submitted to Members for a vote. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member.

         7.9      Rights of First Refusal.

                  A.       Mutual Rights. Except for transfers pursuant to
SECTION 7.4, but subject to SECTION 7.1, 7.2 AND 7.3, if a Member (or any Member Parent) (each a "Transferor") desires to transfer not more than 20% of his or its Membership Interest (or, in the case of a Member Parent not more than 20% of his or its Membership Interest or other voting or ownership interest in CHC or Outback) to any person or entity, the Transferor shall, prior to any such Transfer, give the Management Committee written notice of such desire ("Notice of Transfer"), which notice shall specify the Membership Interest to be transferred (for purposes of SECTION 7.9A AND 7.9B, "Membership Interest" shall also mean, in the case of a Member Parent, any membership interest or other voting or ownership interest in a Member), the identity of the proposed transferee, the purchase price for the Membership Interest and the terms for payment of said price, including the treatment of Company liabilities and the Transferor's liability therefore ("Purchase Price"). Any purported Notice of Transfer that does not comply with the requirements of this SECTION 7.9A shall be null and void and of no effect hereunder. The Management Committee shall immediately notify the Members of such Notice of Transfer. Upon receipt of a proper Notice of Transfer, the other Members shall thereupon have the right to acquire the portion of the Transferor's Membership Interest as is specified in the Notice of Transfer, on terms identical to the Purchase Price. In the event the Purchase Price contains terms that the other Members cannot reasonably duplicate, the Members shall have the right to substitute the reasonable cash equivalent thereof. The other Members shall have the right to purchase the Transferor's Membership Interest specified in the Notice of Transfer in proportion to the other Member's Percentage Interests or in such other proportions as the other Members agree.

                  B.       Exercise of Rights.

                           (i)      The purchasing Member(s) shall exercise the
right of first refusal contained herein by mailing written notice thereof ("Notice of Election") to the Transferor within forty (40) days of mailing of the Notice of Transfer. In the event no purchasing Member(s) mail a Notice of Election to the Transferor within said 40-day period, the purchase option contained herein shall lapse (except as otherwise provided in SECTION 7.10). In the event a Member timely exercises the purchase option contained herein, such Member shall mail written notice to the Transferor of whether the Member has elected to purchase the entire Membership Interest of the Transferor or such portion as was specified in the Notice of Transfer, if less; such notice to be mailed within ten (10) days of the mailing of the Notice of Election.

                           (ii)     The closing for any purchase hereunder
shall be consummated and closed in the Company's principal office on a date and at a time designated by the purchasing Member in a notice to the Transferor, provided such consummation and closing date shall occur within ninety-five (95) days from the date of mailing of the Notice of Election. At such closing, the Transferor shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the transfer of the Transferor's Membership Interest in accordance with the terms of the Notice of Transfer and the purchasing Member shall deliver the Purchase Price.

         7.10 Transfer Permitted After Failure to Elect. Subject to the foregoing sentence and to SECTION 7.1, 7.2 AND 7.3, in the event a Member does not elect pursuant to SECTION 7.9 to exercise the purchase option specified therein, or in the event the closing for any purchase pursuant to SECTION 7.9 does not occur within the time limits specified therein, then the Transferor shall be free to transfer the exact portion of his, her, or its Membership Interest as was specified in the Notice of Transfer to the person or entity identified in the Notice of Transfer in exchange for the exact Purchase Price as was specified in the Notice of Transfer; PROVIDED, HOWEVER, that the closing and consummation of such transfer shall occur within one hundred thirty (130) days after the date of mailing of the Notice of Transfer and provided further that such transfer must comply with all other requirements of this Article VII. In the event such transfer is not so closed and consummated within such period, the purchase option granted in SECTION 7.9 shall again be exercisable and the Transferor shall make no Transfer of any portion of his Membership Interest, or any right, title or interest therein, until such Transferor has again complied with all terms and provisions of this ARTICLE VII. In the event a Member does not elect pursuant to SECTION 7.9 to exercise the purchase option contained therein and the Transferor makes a permitted Transfer in compliance with the terms and provisions of this ARTICLE VII, then the person or entity to whom such Membership Interest is transferred shall nevertheless acquire such Membership Interest subject to the restriction imposed on such Membership Interest under this ARTICLE VII as to further transfers of such Membership Interest, and provided further that any such transferee shall agree in writing to be bound by all terms and provisions of this Agreement.

ARTICLE VIII.     CESSATION OF DEVELOPMENT

         8.1 Cessation of Development. For purposes of this Agreement the Company shall be deemed to have ceased development if (i) during the first three (3) years from the date of this Operating Agreement the Company has not, in any period of eighteen (18) consecutive months, executed a lease or purchase contract for a new Restaurant, or, in any period of twenty-four (24) consecutive months, opened a new Restaurant; or (ii) the Company has not, in any period of twenty-four (24) consecutive months beginning after the expiration of three (3) years from the date of this Operating Agreement, opened three (3) new Restaurants.

         8.2 Consequences of Cessation. If the Company ceases development, the Company shall continue in existence and:

                  A. CHC shall have the exclusive right and option to purchase the entire (and not less than the entire) Member Interest of Outback, for its Fair Market Value.

                  B. Determination of Fair Market Value. For the purposes of this SECTION 8.2, the "Fair Market Value" of the Membership Interest at issue shall be determined in the following manner:

                           (i)      Outback and CHC shall in good faith attempt
to agree upon the Fair Market Value of Outback's Membership Interest within ten
(10) days following Outback's receipt of CHC's notice of exercise of its purchase option. If there is no agreement on the Fair Market Value, Outback and CHC shall in good faith attempt to agree upon a mutually acceptable appraiser within fifteen (15) days following the date of the notice of exercise. In the event they fail to so agree, two (2) appraisers shall be appointed within thirty (30) days following the date of the notice of exercise, one by Outback, and one by CHC. If Outback, on the one hand, or CHC, on the other hand, fail to appoint an appraiser within the thirty (30) day period specified herein, the sole appraiser appointed within such thirty (30) day period shall be the sole appraiser for the purposes of determining Fair Market Value of Outback's Membership Interest to be purchased pursuant to this SECTION 8.2. Outback and CHC shall promptly provide notice of the name of the appraiser so appointed by such party to the other. The initial two appraisers shall in good faith attempt to agree on the appointment of a third appraiser within fifteen (15) days of the expiration of the thirty (30) day period. If the first two appraisers fail to agree upon a third appraiser within such fifteen (15) day period, either Outback or CHC may demand the appointment of an appraiser be made by the then director of the Regional Office of the American Arbitration Association located nearest to Orlando, Florida, in which event the appraiser appointed thereby shall be the third appraiser. Each of the appraisers shall submit to Outback and CHC, within thirty (30) days after the final appraiser has been appointed ("Appraisal Period"), a written appraisal (the "Appraisal") of the Fair Market Value of Outback's Membership Interest.

                           (ii)     In connection with any appraisal conducted
pursuant to this Agreement, the parties hereto agree that any appraiser appointed hereunder shall be given full access during normal business hours to all information required and relevant to a valuation of Outback's Membership Interest.

                           (iii)    If three appraisers are appointed, the Fair
Market Value of Outback's Membership Interest in question shall be equal to the numerical average of three appraised determinations; provided, however, that if the difference between any two appraisals is not more than ten percent (10%) of the lower of the two, and the third appraisal differs by more than twenty-five percent (25%) of the lower of the other two appraisals, the numerical average of such two appraisals shall be determinative.

                           (iv)     Any appraiser, to be qualified to conduct
an appraisal hereunder, shall be an independent appraiser (i.e., not affiliated with Outback, its officers, directors or controlling persons, CHC or the MHI Principals), an M.A.I. appraiser or its equivalent, and shall be reasonably competent as an expert to appraise the value of the Membership Interest. If any appraiser initially appointed under this Agreement shall, for any reason, be unable to serve, a successor appraiser shall be promptly appointed in accordance with the procedures pursuant to which the predecessor appraiser was appointed.

                  Notwithstanding the foregoing, if the determination of the Fair Market Value of Outback's Membership Interest by appraisal is not completed and all appraisal reports delivered as provided herein within the Appraisal Period, then all closing, payment, and similar dates subsequent thereto shall be automatically extended one (1) day for each day delivery of the appraisal reports is delayed beyond the end of the Appraisal Period.

                           (v)      The cost of the appraiser appointed by each
party shall be borne by each such party. The cost of the third appraiser, if any, or the sole appraiser, in the event Outback and CHC mutually agree upon a single appraiser, shall be borne equally by Outback and CHC.

                  C.       Exercise of Rights.

                           (i)      CHC shall exercise the purchase option
contained herein by giving written notice thereof ("Notice of Election") to Outback within sixty (60)days of the date of cessation of development (being the first day of the calendar month following the expiration of the applicable period). If not timely and properly exercised as provided in this Section, CHC's purchase option shall lapse and shall thereafter be null and void.

                           (ii)     The closing for any purchase hereunder
shall be consummated and closed in the Company's principal office on a date and at a time designated by CHC in a notice to Outback, provided such consummation and closing date shall occur within ninety (90) days from the end of the Appraisal Period. At such closing, Outback shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the transfer of Outback's Membership Interest and CHC shall deliver the purchase price.

         8.3 Purchase Option on Acquisition of Control. In event any person or group of persons acting in concert (other than (i) a person or group that includes existing members of OSI's executive management as active participants or (ii) institutional investors who do not take an active role in management of OSI) acquires sufficient capital stock of OSI to control OSI (but in no event shall control be deemed to exist with ownership of less than thirty percent (30%) of OSI's capital stock), CHC shall have the exclusive right and option to purchase the entire (and not less than the entire) Membership Interest of Outback for its Fair Market Value. For purposes of this SECTION 8.3 Fair Market Value shall have the same meaning and be determined in the same manner as provided in SECTION 8.2B. The purchase option provided herein shall be subject to the same terms and conditions as provided in SECTION 8.2C (substituting "ninety (90) days from acquisition of control" for "ninety (90) days of cessation of development" in SECTION 8.2C(I)).

ARTICLE IX.       ACCOUNTING, RECORDS, REPORTING BY MEMBERS

         9.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with generally accepted accounting principles ("GAAP"). The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

                  A. A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;

                  B. A current list of the full name and business or residence address of each Committee Member;

                  C. A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

                  D. Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

                  E. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                  F. Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

                  G. The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

         9.2      Delivery to Members and Inspection.

                  A. Upon the request of any Member or Assignee, President shall promptly deliver to the requesting Member or Assignee, at the expense of the Company, a copy of the information required to be maintained under SECTION 9.1.

                  B. Each Member, Committee Member and Assignee has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Committee Member or Assignee, to:

                           (i)      inspect and copy during normal business
hours any of the Company records described in SECTION 9.1;

                           (ii)     obtain from the Management Committee,
promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year; and

                           (iii)    receive a monthly income statement and cash
flow statement of the Company and a balance sheet of the Company as of the end of that period. The statements and balance sheet shall be delivered or mailed to the Members within twenty (20) days after the end of each such period.

                  C. Any request, inspection or copying by a Member or Assignee under this SECTION 9.2 may be made by that Person or that Person's agent or attorney.

         9.3      Annual Statements.

                  A. The Management Committee shall cause an annual report to be sent to each of the Members not later than ninety (90) days after the close of the Fiscal Year. The report shall contain a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year. Such financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the

Company or, if there is no report, the certificate of the Management Committee that the financial statements were prepared without audit from the books and records of the Company. If the Management Committee determines to have the Company's financial statements audited, the cost of such audit shall be paid by the Company.

                  B. Outback shall cause to be prepared at least annually, at Outback's expense, information necessary for the preparation of the Members' and Assignees' federal and state income tax returns. The Management Committee shall send or cause to be sent to each Member or Assignee within sixty (60) days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and a copy of the Company's federal, state, and local income tax or information returns for that year.

         9.4 Financial and Other Information. The Management Committee shall provide such financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may request.

         9.5 Filings. Outback, at Outback's expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. Outback, , at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If a Committee Member is required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Committee Member or Member may prepare, execute and file that document.

         9.6 Bank Accounts. The Management Committee shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

         9.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Management Committee. All accounting decisions shall be made in accordance with GAAP. The Management Committee may rely upon the advice of its accountants as to whether such decisions are in accordance with GAAP.

         9.8 Tax Matters for the Company Handled by Management Committee and Tax Matters Partner. The Management Committee shall from time to time cause the Company to make such tax elections it deems to be in the best interests of the Company and the Members. The Tax Matters Partner shall represent the Company (at Outback's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company but shall not have the right to agree to extend any statute of limitations without the approval of a Majority Interest. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member, as the case may be, a Majority Interest may designate another Member to be Tax Matters Partner.

ARTICLE X.        DISSOLUTION AND WINDING UP

         10.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  A. Subject to SECTION 10.2, the agreement of three (3) of the five (5) Committee Members to terminate the Company;

                  B.       The entry of a decree of judicial dissolution;

                  C. The vote of non-defaulting Members holding a majority of the Percentage Interests held by all non-defaulting Members;

                  D. The sale of all or substantially all of the assets of Company.

         Except for the foregoing, the Company shall not dissolve on the occurrence of any other event.

         10.2 Purchase Option on Agreement for Dissolution. In the event of a determination to dissolve the Company pursuant to SECTION 10.1 A or C, CHC shall have the exclusive right and option to purchase Outback's Member Interest for its Fair Market Value. Fair Market Value shall have the same meaning and shall be determined in the same manner as provided in SECTION 8.2 B hereof.

                  A.       Exercise of Rights.

                           (i)      CHC shall exercise the purchase option
contained herein by giving written notice thereof ("Notice of Election") to Outback within sixty (60)days of the date of cessation of development (being the first day of the calendar month following the expiration of the applicable period). If not timely and properly exercised as provided in this Section, CHC's purchase option shall lapse and shall thereafter be null and void.

                           (ii)     The closing for any purchase hereunder
shall be consummated and closed in the Company's principal office on a date and at a time designated by CHC in a notice to Outback, provided such consummation and closing date shall occur within ninety (90) days from the end of the Appraisal Period. At such closing, Outback shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the transfer of Outback's Membership Interest and CHC shall deliver the purchase price.

         10.3 Purchase Option on Proposed Sale. In the event Outback approves a proposed sale, exchange or other disposition of all or substantially all of the assets of the Company, which includes a transfer of the Company's rights under the Sublicense Agreement, CHC shall have the exclusive right and option to purchase Outback's Member Interest for its Fair Market Value. Fair Market Value shall have the same meaning and shall be determined in the same manner as provided in SECTION 8.2 B hereof.

                  A.       Exercise of Rights.

                           (i)      CHC shall exercise the purchase option
contained herein by giving written notice thereof ("Notice of Election") to Outback within sixty (60) days of the date of cessation of development (being the first day of the calendar month following the expiration of the applicable period). If not timely and properly exercised as provided in this Section, CHC's purchase option shall lapse and shall thereafter be null and void.

                           (ii)     The closing for any purchase hereunder
shall be consummated and closed in the Company's principal office on a date and at a time designated by CHC in a notice to Outback, provided such consummation and closing date shall occur within ninety (90) days from the end of the Appraisal Period. At such closing, Outback shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the transfer of Outback's Membership Interest and CHC shall deliver the purchase price.

         10.4     Winding Up. Upon the occurrence of any event specified in
SECTION 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Management Committee shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall, subject to SECTION 10.4, either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in SECTION 10.4. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known Members, creditors and claimants whose addresses appear on the records of the Company. The Management Committee or Members winding up the affairs of the Company shall not be entitled to compensation for such services.

         10.5 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to
ARTICLE VI, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Management Committee or by the Members or if any Member objects by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Management Committee or liquidating trustee and approved by the Members.

         10.6 Order of Payment Upon Dissolution. After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed as follows:

                  A. Upon dissolution of the Company (other than in connection with a sale of all or substantially all of the Company's assets to a third party and other than in connection with a termination resulting from one Member's purchase of all or part of the other Member's Membership Interest), all assets of the Company shall be liquidated; provided, however, that no transfer of the License to the Proprietary Marks shall be made except in connection with and as part of a sale of the Restaurants to a purchaser who will continue to operate the Restaurants as Cheeseburger in Paradise Restaurants. All proceeds from liquidation of the Company assets shall be distributed (i) to Outback until Outback shall have received an amount equal to Outback's Capital Contributions, and (ii) then to the Members in accordance with and to the extent of their positive Capital Account balances after giving effect to the allocation of Net Profit or Net Loss resulting from such liquidation, and (iii) thereafter to the Members in accordance with their Percentage Interests. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

                  B. Upon dissolution of the Company in connection with a sale of all or substantially all of the Company's assets to a third party all proceeds from liquidation of the Company's assets shall be distributed to the Members in accordance with and to the extent of their positive Capital Account balances after giving effect to the allocation of Net Profit or Net Loss resulting from such liquidation, and (iii) thereafter, to the Members in accordance with their Percentage Interests. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

                           Notwithstanding the provisions of Article VI, Net
Loss, Net Profit and, to the extent necessary, items of gross income or deduction for such Fiscal Year shall be allocated to the Members in order to ensure that the distributions made pursuant to this SECTION 10.6 are in accordance with the positive Capital Account balances of the Members (after taking into account all appropriate adjustments to the Capital Accounts, including adjustments that would be made as a result of such distributions).

                  10.7 Limitations on Payments Made in Dissolution. Except for the liability of the Management Committee pursuant to SECTION 5.4 or as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of the Company for the return of its Capital Contributions and positive Capital Account balance and shall have no recourse for its Capital Contribution, positive Capital Account balance and/or share of Net Profits (upon dissolution or otherwise) against the Management Committee or any other Member.

ARTICLE XI.       INDEMNIFICATION AND INSURANCE

         11.1 Indemnification of Agents. Unless the Committee Members may be liable to the Company for any event described in SECTION 5.4, the Company shall defend and indemnify any Member or Committee Member and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that it, he or she is or was a Member, Committee Member, officer, employee or other agent of the Company or that, being or having been such a Member, Committee Member, officer, employee or agent, it, he or she is or was serving at the request of the Company as a manager, member, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Management Committee shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Management Committee deems appropriate in its business judgment.

         11.2 Insurance. The Company shall purchase and maintain insurance on behalf of all Committee Members and may do so for any Person who is or was an agent of the Company against any liability asserted against such Committee Member or Person and incurred by such Committee Member or Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of SECTION 11.1 or under applicable law.

ARTICLE XII.      CONFIDENTIALITY AND NON-COMPETITION

         12.1     Noncompetition.

                  A.       So long as CHC is a Member and for a period of three
(3) years commencing upon the date CHC ceases to be a Member, CHC, MHI and the MHI Principals (and their respective Affiliates) shall not, individually or jointly with others, directly or indirectly, whether for their own account or for that of any other Person, operate, engage in, own or hold any ownership interest in, have any interest in or lend any assistance to any restaurant, or Person or entity engaged in a business owning, operating or controlling restaurants which have a theme, decor, menu, identifying marks, or style of cuisine the same as or similar to the Company's Restaurants, and shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to any such restaurant or Person or entity; provided, however, it shall not be a violation of this Section for CHC, MHI and/or the MHI Principals to own, in the aggregate, not more than one percent (1%) of the outstanding shares of any class of securities traded on the New York Stock Exchange, the American Stock Exchange or the NASD National Market System. Notwithstanding the foregoing, if CHC ceases to be a Member for any reason other than (i) a purchase of CHC's Member Interest, or (ii) a sale of all or substantially all of the Company's assets, or (iii) any merger, reorganization, recapitalization, reverse merger or other similar transaction involving the Company, the foregoing restriction on CHC, MHI and the MHI Principals shall apply for a period of one (1) year from the date CHC ceases to be a Member. The parties acknowledge and agree that MHI currently holds an interest in the Margaritaville restaurant concept with locations in New Orleans, Key West and Orlando (Universal Studios). Outback agrees that the Margaritaville restaurant concept as currently operated in Orlando (Universal Studios) with the following criteria: (i) a large scale "eatertainment" concept with entertainment elements constructed as part of the interior of the building, (ii) featuring live entertainment, (iii) having a size of not less than 7,500 square feet, and (iv) having an interior improvement cost (excluding cost of land and building) of not less than

$300 per square foot, is not competitive with the Company's Restaurants and will not violate this SECTION 12.1A. MHI and the MHI Principals shall have the right to continue to operate the Margaritaville restaurants in New Orleans, Key West and Orlando (Universal Studios) and open additional "Margaritaville" restaurants which meet all the criteria specified in (i) through (iv), but shall not have the right to operate or license others to operate any Margaritaville restaurant (other than the New Orleans and Key West locations) that does not meet all the criteria of (i) through (iv). Notwithstanding the foregoing, MHI and the MHI Principals shall have the right to operate or license others to operate Margaritaville restaurants which meet the criteria of
(i), (ii) and (iii), but not (iv), in the Caribbean, which shall mean the countries of Jamaica, Cayman Islands, St. Lucia, Dominican Republic, Dominica, Barbados, Antigua, Grenada, St. Maarten, Turks and Caicos Islands, British Virgin Islands, U.S. Virgin Islands and Cuba.

                  B. So long as Outback is a Member, and for a period of one (1) year thereafter, Outback (and its Affiliates) shall not, individually or jointly with others, directly or indirectly, whether for its own account or for that of any other Person, operate, engage in, own or hold any ownership interest in, have any interest in or lend any assistance to, any restaurant having a theme, decor, menu or style of cuisine the same as or similar to the Company's Restaurants.

         12.2     Confidentiality.

                  A. Definition. For the purpose of this Agreement, "Proprietary Information" shall include all information designated by any Member, either orally or in writing, as confidential or proprietary, or which reasonably would be considered proprietary or confidential to the business contemplated by this Agreement, including but not limited to suppliers, customers, trade or industrial practices, marketing and technical plans, technology, personnel, organization or internal affairs, plans for products and ideas, recipes, menus, wine lists and proprietary techniques and other trade secrets. Notwithstanding the foregoing, "Proprietary Information" shall not include information which (i) has entered the public domain or became known other than due to a breach of any obligation of confidentiality owed to the owner of such information; (ii) was known by the recipient prior to the disclosure of such information; (iii) became known to the recipient from a source other than a Member or its Affiliate, provided there was no breach of an obligation of confidentiality owed to said Member or its Affiliate; or (iv) was independently developed by the party receiving such information.

                  B. No Disclosure, Use, or Circumvention. No Member or its Affiliates shall disclose any Proprietary Information to any third parties (other than their professional and financial advisors and other than existing or permitted franchisees) and will not use any Proprietary Information in that Member's or Affiliate's business or any affiliated business without the prior written consent of the other Member, and then only to the extent specified in that consent. Consent may be granted or withheld at the sole discretion of any Member. No Member shall contact any suppliers, customers, employees, affiliates or associates to circumvent the purposes of this provision.

                  C. Maintenance of Confidentiality. Each Member shall take all steps reasonably necessary or appropriate to maintain the strict confidentiality of the Proprietary Information and to assure compliance with this Agreement.

         12.3 Non-solicitation. During the term of this Agreement and, with respect to each Member, for a period two (2) years following the earlier of (A) the date that the Member transfers all of its Membership Interest in the Company or (B) the dissolution of the Company pursuant to ARTICLE X, the Member shall not offer employment to any employee of the Company or of a Member, or their Affiliates, or otherwise solicit or induce any employee of any of them to terminate their employment, nor shall any of the MHI Principals or the officers and directors of Outback act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity which solicits or otherwise induces any employee of the Company or of a Member, or their Affiliates, to terminate their employment with such entity.

         12.4 Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in SECTION 12.1, 12.2 AND 12.3 hereof are reasonable and properly required for the adequate protection of the Company's and Members' interests. It is agreed by the parties hereto that, if any portion of the restrictions contained in SECTION 12.1, 12.2 OR 12.3 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile or other portion of the restricted territory being deemed a separate geographical area, so that the longest period of time and largest geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is the longest period of time and largest geographical area determined to be reasonable, nonarbitrary, and not against public policy may be enforced. If any of the covenants contained herein are violated and if any court action is instituted by the Company or a Member to prevent or enjoin such violation, then the period of time during which the business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

         In the event it is necessary for the Company or a Member to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in SECTION 12.1, 12.2 OR 12.3 hereof, the prevailing party in such proceedings shall be entitled to receive from the nonprevailing party, in addition to all other remedies, all costs, including reasonable attorneys' fees, of such proceedings including appellate proceedings.

         12.5 Specific Performance. The parties agree that a breach of any of the covenants contained SECTION 12.1, 12.2 AND 12.3 hereof will cause irreparable injury to the Company or a Member for which the remedy at law will be inadequate and would be difficult to ascertain. Therefore, in the event of the breach or threatened breach of any such covenants, the Company or injured Member shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to obtain an injunction to restrain any threatened or actual activities in violation of any such covenants. The parties hereby consent and agree that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Company or Member does apply for such an injunction, that the Company or Member has an adequate remedy at law shall not be raised as a defense.

ARTICLE XIII.     REPRESENTATIONS AND WARRANTIES

         Each Member warrants and represents to the other Member (each of which warranties and representations shall be deemed to be a continuing warranty and representation and covenant that such warranties and representations shall remain true and correct at all times during the term of the Company) that:

         13.1 Status. If an entity, such Member is duly organized, validly existing and in good standing under the laws of its state of formation, and each has the power under its organizational documents and adequate authority to execute, deliver, and perform this Agreement which upon such execution and delivery will be a legal, valid, and binding obligation of such party enforceable in accordance with its terms (subject only to the application of bankruptcy, reorganization, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).

         13.2 Due Authorization. The execution, delivery and performance of this Agreement by a Member which is an entity have been duly authorized by all requisite corporate, partnership or other organizational action of such party and, as of the date hereof, do not require the consent or approval of any Person that has not been obtained and are not in contravention of or in conflict with any term or provision of the organizational documents of such party.

         13.3 Other Agreements and Violations of Law. The execution, delivery and performance of this Agreement by such Member will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which such party or any affiliate of such party is a party or by which any of such persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition of such Member or on the financial condition, properties or operations of the Company. Other than as contemplated by this Agreement such execution, delivery, and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company property nor, to the knowledge of such party, constitute or result in the violation of any law.

         13.4 No Litigation. There is no litigation or administrative or other proceeding or tax audit pending, or, to the knowledge of such Member, threatened against or affecting such Member, or any of its affiliates, or any of their respective properties, which, if determined adversely, would have a materially adverse effect on the financial condition, properties or operations of the Company. As of the date hereof, neither such Member, nor, to the knowledge of such Member, any affiliate of such Member is in default with respect to any order, writ, injunction, decree or demand of any court of other governmental or regulatory authority which might in any way adversely affect the Company.

ARTICLE XIV.      MISCELLANEOUS

         14.1 Complete Agreement. This Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Members or Management Committee or have any force or effect whatsoever. To the extent that any provision of the Certificate conflicts with any provision of this Agreement, the Certificate shall control.

         14.2 Consultation with Attorney. Each Member has been advised to consult with its own attorney regarding all legal matters concerning an investment in the Company and the tax consequences of participating in the Company, and has done so, to the extent it considers necessary.

         14.3 Tax Consequences. Each Member acknowledges that the tax consequences to it of investing in the Company will depend on its particular circumstances, and neither the Company, the Management Committee, the Members, nor the partners, shareholders, members, agents, officers, directors, employees, Affiliates, or consultants of any of them will be responsible or liable for the tax consequences to it, him or her of an investment in the Company. It, he or she will look solely to, and rely upon, its, his or her own advisers with respect to the tax consequences of this investment.

         14.4 No Assurance of Tax Benefits. Each Member acknowledges that there can be no assurance that the Code or the Regulations will not be amended or interpreted in the future in such a manner so as to deprive the Company and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service.

         14.5 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

         14.6 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         14.7 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         14.8 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         14.9 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or its counsel.

         14.10 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         14.11 Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over it, him or her may be effected by service of process by registered or certified mail addressed as provided in SECTION 14.14 of this Agreement, and that when so made shall be as if served upon it, him or her personally within the Member's state of residence.

         14.12 Exhibits. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

         14.13 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional commercially reasonable acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         14.14    Notices.

                  A. All notices required or permitted shall be in writing and may be communicated in person, by recognized national overnight delivery service or by mail. Notice shall be deemed to be delivered three (3) business days after being deposited in the United States mail addressed to the respective Member at its mailing address as designated in the records of the Membership, with postage thereon prepaid, registered or certified mail, return receipt requested, or if personally delivered or sent by overnight delivery service, when received. Notices to a dissolved or bankrupt Member shall be delivered in the same manner to the last known address of its registered agent or receiver, as the case may be.

                  B. While all notices, demands and requests shall be effective as provided in SECTION 14.4A above, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt appearing on the return receipt or other evidence of delivery of the notice, and the time period in which a response to a demand or request must be given shall commence to run from the date of receipt on the return receipt or other evidence of delivery of the notice. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

                  C. By giving to the other Members at least thirty (30) days' prior written notice thereof, each Member and its successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their addresses and each shall have the right to specify as its address any other address within the United States of America.

         14.15 Amendments. All amendments to this Agreement must be in writing and signed by all of the Members.

         14.16 Reliance on Authority of Person Signing Agreement If a Member is not a natural person, neither the Company nor any Member will: (A) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual; or (B) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

         14.17 Company Property. All property contributed to the Company or acquired with Company funds shall be held and titled in the name of the Company and not individually by or for any Member.

         14.18 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.19 Attorney's Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section: (a) attorney's fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third-party examinations; (4) discovery; and (5) bankruptcy litigation; and (b) prevailing party shall mean the party which is determined in the proceeding to have prevailed or which prevails by dismissal, default or otherwise.

         14.20 Time is of the Essence. All dates and times in this Agreement are of the essence.

         14.21 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Party may be lawfully entitled.

         14.22 Severability. Each article, section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         14.23 Partition. The Members hereby agree that no Members, nor any successor in interest of any Members, shall have the right to have Company assets partitioned, or to file a complaint or institute any proceedings of law or equity to have a Company asset partitioned, and each Member, on behalf of itself, its successors and assigns, hereby waives any such rights.

         14.24 No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or any obligation hereunder shall not be a waiver of such Member's right to demand compliance therewith in the future.

         14.25 No Denigration. No Member shall denigrate or cause the denigration of any other Member, the MHI Principals, ISI, the Proprietary Mark or the Restaurants and shall not take any other action that is harmful or potentially harmful to or which disparages, ridicules or demeans the goodwill or reputation of any of the foregoing.

         14.26 Contingency. This Operating Agreement and the Sublicense Agreement are contingent upon the parties reaching agreement, within ninety
(90) days of the execution of this Operating Agreement, on the final design of the Restaurant and the use of Licensed Marks pursuant to the Sublicense Agreement. The parties agree to cooperate and negotiate in good faith to reach such agreement. In the event the parties cannot reach agreement on the final design of the Restaurant and the use of the Licensed Marks within such time period, Outback shall have the right and option to terminate this Operating Agreement and the Sublicense Agreement by giving written notice of termination to CHC within said ninety (90) day period. Upon such termination all fees paid by Outback to CHC and MHI pursuant to this Operating Agreement and the Sublicense Agreement shall be immediately refunded to Outback and thereafter the parties shall have no further rights or obligations under this Operating Agreement or the Sublicense Agreement.

         All of the Members of OUTBACK/CHEESEBURGER IN PARADISE, LLC, a Delaware limited liability company, have executed this Agreement, effective as of the date written above.


ATTEST                                  MEMBERS:

                                        "OUTBACK"
                                        OS TROPICAL, INC.,
                                        a Florida corporation


By:                                  By:
   -------------------------------      ---------------------------------------
   Joseph J. Kadow, Secretary           Chris Sullivan, Chief Executive Officer

                                        "CHC"
                                        CHEESEBURGER HOLDINGS, LLC, a Delaware
                                        limited liability company

                                               By:
                                                  -----------------------------

                                               Title:
                                                     --------------------------

                      CONSENT OF OUTBACK STEAKHOUSE, INC.

         The undersigned, the sole shareholder of OS TROPICAL, INC., ("Outback") which is a member in CHEESEBURGER IN PARADISE, LLC, a Delaware limited liability company hereby agrees to be bound by and comply with the provisions of that certain Operating Agreement of CHEESEBURGER IN PARADISE, LLC (the "Agreement") expressly stated to be applicable to it in its capacity as the parent of Outback or as otherwise expressly provided in the Agreement. The undersigned agrees, solely for the benefit of CHC, MHI and the MHI Principals, to be responsible for Outback's performance of its duties under this Agreement.


DATED this 12th day of October, 2000.


ATTEST                               OUTBACK STEAKHOUSE, INC.,
                                     a Delaware corporation



By:                                  By:
   -------------------------------      ---------------------------------------
Joseph J. Kadow, Secretary              Chris Sullivan, Chief Executive Officer

                           CONSENT OF MHI PRINCIPALS

         Jimmy Buffett and John Cohlan, being members in MARGARITAVILLE HOLDINGS, LLC which is the sole member of CHEESEBURGER HOLDINGS, LLC a member in CHEESEBURGER IN PARADISE, LLC, a Delaware limited liability company, hereby agree to be bound by, and comply with the provisions of that certain Operating Agreement of CHEESEBURGER IN PARADISE, LLC (the "Agreement") expressly stated to be applicable to them in their individual capacity, as members of Margaritaville Holdings, LLC, or as "MHI Principals" (as such term is defined in the Agreement) or as otherwise expressly provided in the Agreement.


DATED this 12th day of October, 2000.


WITNESSES:


---------------------------------               -------------------------------
---------------------------------               JIMMY BUFFETT


---------------------------------               -------------------------------
---------------------------------               JOHN COHLAN

                                   EXHIBIT A


MEMBERS:

OS Tropical, Inc.                           CHEESEBURGER HOLDINGS, LLC.
2202 North Westshore Boulevard              256 Worth Avenue
Suite 500                                   Suite Q
Tampa, Florida  33607                       Palm Beach, Florida  33480

COMMITTEE MEMBERS:

    Outback Appointees:                     CHC Appointees:
       Chris Sullivan                         Jimmy Buffett
       Bob Basham                             John Cohlan
       Mike O'Donnell

ADDRESS FOR OUTBACK APPOINTEES:             ADDRESS FOR CHC APPOINTEES:

2202 North Westshore Boulevard              256 Worth Avenue
Suite 500                                   Suite Q
Tampa, Florida  33607                       Palm Beach, Florida  33480